As filed with the Securities and Exchange Commission on February 15, 2006	Registration No. 333-92837

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GoRemote Internet Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0368092
(State of Incorporation)	(I.R.S. Employer Identification No.)

1421 McCarthy Boulevard
Milpitas, CA 95035
(Address of principal executive offices, including zip code)

1999 Equity Incentive Plan
1999 Employee Stock Purchase Plan
1997 Stock Option Plan
1995 Stock Option Plan
(Full title of the plans)
Bruce K. Posey
President, Vice President and Secretary
GoRemote Internet Communications, Inc.
c/o iPass Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy J. Moore, Esq.
Cooley Godward llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

DEREGISTRATION OF SECURITIES
     The Registration Statement on form S-8 (Registration No. 333-92837) of GoRemote Internet Communications, Inc., a Delaware corporation (“GoRemote”), pertaining to the registration of 7,116,521 shares of common stock, par value $0.001 per share (the “Registration Statement”) to which this Post Effective Amendment No. 1 Relates, was filed with the United States Securities and Exchange Commission on December 15, 1999.
     On February 15, 2006, pursuant to the terms of the Agreement of Merger, dated as of December 9, 2005, by and among iPass Inc. (“iPass”), Keystone Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of iPass (“Merger Sub”), and GoRemote, Merger Sub merged with and into GoRemote, with GoRemote surviving the Merger as a wholly owned subsidiary of iPass (the “Merger”).
     By filing this Post Effective Amendment No. 1 to the Registration Statement, GoRemote hereby deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on February 15, 2006.

GoRemote Internet Communications, Inc.
By:	/s/ Bruce K. Posey
Bruce K. Posey
President, Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank E. Verdecanna	Director, Chief Executive Officer,	February 15, 2006
Frank E. Verdecanna	Chief Financial Officer, Vice
President and Treasurer

/s/ Bruce K. Posey	Director, President, Vice President	February 15, 2006
Bruce K. Posey	and Secretary